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                                                                EXHIBIT 3(i)(b)

         FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA         CERTIFICATE OF AMENDMENT

      NOV O3 1995       OF THE ARTICLES OF INCORPORATION
     No. 2.59-87
   /s/ Dean Heller                     OF
DEAN HELLER, SECRETARY
      OF STATE           JOE FRANKLIN PRODUCTIONS, INC.

       I, the undersigned, Gary Paperman, being respectively the President and Secretary of Joe Franklin Productions, Inc., do hereby certify:

       1.     The name of the corporation is Joe Franklin Productions, Inc.

       2. The Articles of Incorporation of Joe Franklin Productions, Inc. was filed by the Secretary of State of the State of Nevada on January 14, 1987.

       3. The Certificate of Incorporation is amended to change the name of the corporation from Joe Franklin Productions, Inc. to Universal Medical Systems, Inc.. Paragraph FIRST of the Certificate of Incorporation is hereby amended to read as follows:

       FIRST: The name of the corporation is Universal Medical Systems, Inc.

       4. This Amendment to the Articles of Incorporation of Joe Franklin Productions, Inc. was authorized by the unanimous vote of the Board of Directors followed by the affirmative vote of a majority of holders of the issued and outstanding shares entitled to vote thereon at a meeting of the shareholders.


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       IN WITNESS WHEREOF, the undersigned has executed and signed the
Certificate this 25th day of October, 1995.

                                        /s/ Gary Paperman, PRESIDENT
                                        ----------------------------
                                        Gary Paperman, President

                                        /s/ Gary Paperman, SECRETARY
                                        ----------------------------
                                        Gary Paperman, Secretary


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STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

       On this 26th day of October, 1995 before me personally came Gary Paperman to me known and who, being duly sworn by me did depose and say that he is the President and Secretary of Joe Franklin Productions, Inc., a Nevada corporation, the corporation described in and which executed the foregoing instrument; that he resides in Douglaston, New York 11362; that he knows the seal of said corporation; that the seal affixed to the foregoing instrument is such corporation seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                        /s/
                                        -----------------------------------
                                                    Notary Public

                                                   RONALD J.
                                            NOTARY PUBLIC, State of New York
                                                     No. 30-5441625
                                                Qualified in Nassau County
                                                Commission Expires 9/30/96

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